                                                                    EXHIBIT 10.1



                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of the 1st day of January, 1997, (the "Effective Date"), between THE HAVANA REPUBLIC, INC., a Colorado corporation (the "Company"), whose address is 1360 Weston Road, Weston, Florida 33326, and STEPHEN SCHATZMAN (the "Employee"), whose address is 2101 N.E. 212th Street, Miami, Florida 33179.

         WHEREAS, the Employee is willing to be employed by the Company on the terms, covenants and conditions of this Agreement; and

         WHEREAS, the Company is willing to employ the Employee on the terms, covenants and conditions of this Agreement;

         NOW, THEREFORE, in consideration of the mutual agreements herein made, the Company and the Employee do hereby agree as follows:

         1. DEFINITIONS. For purposes of this Agreement, the following definitions will be applicable:

                  (a) Cause - (1) The willful and continued failure substantially to perform duties for the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a demand for substantial performance is delivered by the Board of Directors of the Company that specifically identifies the manner in which there has been a failure to substantially perform duties; (2) the willful engagement in misconduct that is materially injurious to the Company, monetarily or otherwise; (3) an act or acts constituting a felony under the laws of the United States or the State of Florida; (4) an act or acts that result or are intended to result in improper personal enrichment at the expense of the Company; or (5) the embezzlement of funds or misappropriation of other property.

                  (b) DATE OF TERMINATION - (1) If employment is terminated for Cause, the date specified in the Notice of Termination; or (2) if employment is terminated for any other reason, the date on which~ a Notice of Termination is given; provided that, if within 30 days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, whether by mutual written agreement of the parties or by final judgment, order or decree of a court of competent jurisdiction, with the time or appeal therefrom having expired and no appeal having been perfected.

                  (c) GOOD REASON - (1) Without the Employee's express written consent, the assignment to him of any duties inconsistent with his positions, duties, responsibilities and status with the Company upon the beginning of employment pursuant hereto, or a change in his reporting responsibilities, titles or offices as in effect upon the beginning of employment pursuant hereto, or his removal from or any failure to re-elect him to any of such positions, except in connection with the termination of his employment for Cause or as a result of his death or by him other than for Good Reason; (2) a reduction in his base salary as in effect upon the beginning of employment pursuant hereto, or as the same may be increased from time to time; (3) without his written consent, a failure by the Company to continue any incentive compensation plans in which he is entitled to participate (the "Incentive Plans") upon the beginning of employment pursuant hereto, as the same may be modified from time to time but substantially in the forms currently in effect, or a failure by the Company to continue him as a participant in the Incentive Plans on at least the same basis as he participates in accordance with the Incentive Plans upon the beginning of employment pursuant hereto or upon the later implementation of any such Incentive Plan during the term of this Agreement; (4) without his written consent, his reassignment to a different location than his present office location where practicality dictates a change in his residence, except for required travel on business to an extent substantially consistent with his business travel obligations upon the beginning of employment pursuant hereto or except as otherwise specifically provided in this Agreement; (5) without his written consent, the failure by the Company to continue in effect any benefit or compensation, life insurance, health and accident, or disability plan in which the Employee is participating upon the beginning of employment pursuant hereto or upon the later implementation of any such plan during the term of this Agreement (or plans providing him with substantially similar benefits), the taking of any action by the Company that would adversely affect his participation in or materially reduce his benefits pursuant to any such plans or deprive him of any material fringe benefit enjoyed by him pursuant to such plan, or the failure of the Company to provide him with a number of paid vacation days to which he is then entitled in accordance with the normal vacation policy in effect on the date thereof; or (6) any purported termination of his employment that is not effected pursuant to a Notice of Termination as defined herein, which purported termination shall not he effective for purposes of this Agreement.

                  (d) NOTICE OF TERMINATION - Notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis fcr termination of employment pursuant to the provision so indicated.

                  (e) WILLFUL - Not in good faith and without reasonable belief that the action or omission to act was in the best interest of the Company.

         2. EMPLOYMENT. The Company hereby employs the Employee, and the Employee hereby accepts employment, as the President of the Company, upon the terms and conditions of this Agreement.

         3. AUTHORITY AND POWER DURING EMIOLOVMENT PERIOD. The duties of the Employee shall be subject to the direction of the Company and the Employee shall perform all duties as may be mutually agreed upon between the Employee and the Company.

         4. TERM. The term of employment hereunder will commence on the Effective Date as set forth above and end on December 31, 2001, unless sooner terminated by the Company for Cause.

         5.       CCMPENSATION AND BENEFITS.

                  a. COMPENSATION. For all services rendered by the Employee pursuant to the terms of this Agreement and in consideration of the execution of this Agreement by the Employee, the Company shall pay the Employee at an annual rate of compensation in the initial amount of $80,00O, payable in accordance with the Company's normal payroll procedures. On January 1 of each year of the term of this Agreement beginning January 1, 1998, the annual rate of compensation shall be increased if so determined by the Company's Board of Directors.

         If the Employee and the Company both agree, payment or all or any part of the Employee's salary may be deferred until such time as both agree that the Company can financially afford to pay such deferred salary in cash. In addition, any such deferred salarv may, at the sole option of the Employee, be paid at any time to the Employee in shares of the Ccmpany's common stock based on the "fair market value" of such stock on the date of such election by the Employee. For purposes of the foregoing sentence, "fair market value" shall mean if the common stock is traded in a market in which actual transactions are reported, the mean of the high and low prices at which the common stock is reported to have traded on the relevant date in all markets on which trading in the common stock is reported or, if there is no reported sale of the common stock on the relevant date, the mean of the highest reported bid price and lowest reported asked price for the common stock on the relevant date; or (ii) if the Common Stock is traded only in markets in which there is no reporting of actual transactions, the mean of the highest reported bid price and the lowest reported asked price for the common stock on the relevant date.

                  b. EMPLOVEE BENEFITS. The Employee shall be entitled to all fringe benefits that are currently or hereafter given during the term of this Agreement to employees in comparable positions, including but not limited to life insurance, medical and dental, health and accident, disability, and pension or profit-sharing plans, programs or arrangements. In addition, the Employee shall be entitled to an automobile allowance from the Company of $750 per month and payment by the Company of the automobile insurance for the Employee's automobile.

                  c. TAX WITHHOLDING. The Company may withhold from any compensation or benefits payable pursuant to this Agreement all taxes required to be withheld by any law, regulation or governmental ruling.

         6. TERMINATION. Any termination of the Employee's employment pursuant to this Agreement by the Company, other than for Cause, or by the Employee for Good Reason shall constitute a breach by the Company of this Agreement. Any purported termination by the Company for Cause or by the Employee for Good Reason shall be communicated by written Notice of Termination to the other party to this Agreement. Notwithstanding anything else contained in this Agreement, the Employee will not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a Notice of Termination from the Board of Directors of the Company, after reasonable notice to the Employee and his counsel and an opportunity to be heard before the Board of Directors of the Company, in which Notice of Termination the Board of Directors makes a finding in good falth that the Employee committed one of the types of conduct set forth in the definition of Cause contained in this Agreement and specifies the particulars thereof in detail.

         7. NOTICES. Any notice required or permitted to be given under the terms of this Agreement shall be sufficient if in writing and if sent postage prepaid by registered or certified mail, return receipt requested; bv overnight delivery; by courier; or by confirmed telecopy, in the case of the Employee to the Employee last place of business or residence as shown on the records of the Company, or in the case of the Company to its principal office at 1360 Weston Road, Weston, Florida 33326, or such other place as it may designate.

         8.       MISCELLANEOUS.

         (a) FURTHER ASSURANCES. At any time, and from time to time, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to carry out the intent and purposes of this Agreement.

         (b)      TIME.  Time is of the essence.

         (c) ENTIRE ACRREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. It supersedes all prior negotiations, letters and understandings relating to the subject matter hereof.

         (d) AMENDMENT. This Agreement may not be amended, supplemented or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement or modification is sought.

         (e) CHOICE OF LAW. This Agreement will be interpreted, construed and enforced in accordance with the laws of the State of Florida, without giving effect to the application of the principles pertaining to conflicts of laws.

         (f) HEADINGS. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (g) PRONOUNS. All pronouns and any variations thereof shall he deemed to refer to the masculine, feminine, neuter, singular or plural as the context may require.

         (h) CONSTRUCTION. This Agreement shal1 be construed neither against nor in favor of any of the parties hereto, but rather in accordance with the fair meaning thereof.

         (i) EFFECT OF WAIVER. The failure of any party at any time or times to require performance of any provision of this Agreement will in no manner affect the right to enforce the same. The waiver by any party of any breach of any provision of this Agreement will not be construed to be a waiver by any such party of any succeeding breach of that provision or a waiver by such party of any breach of anv other provision.

         (j) SEVERABILITY. The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

         (k) ENFORCEMENT. Should it become necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the successful party will be awarded reasonable attorneys' fees at all trial and appellate levels, expenses and costs. Any suit, action or proceeding with respect to this Agreement shall be brought in the courts of Dade County in the State of Florida or in the U.S. District Court for the Southern District of Florida. The parties hereto hereby accepts the exclusive jurisdiction of those courts for the purpose of any such suit, action or proceeding.

                  Venue for any such action, in addition to any other venue permitted by statute, will be Dade County, Florida. The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in Dade County, Florida, and hereby further irrevocably waive any claim that any suit, action or proceeding brought in Dade County, Florida, has been brought in an inconvenient forum.

                  The parties hereto acknowledge and agree that any party's remedy at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and such breach or threatened breach shall be per se deemed as causing irreparable harm to such party. Therefore, in the event of such breach or threatened breach, the parties hereto agree that, in addition to any available remedy at law, including but not limited to monetary damages, an aggrieved party, without posting any bond, shall be entitled to obtain, and the offending party agrees not to oppose the aggrieved party's request for, equitable relief in the form of specific enforcement, temporary restraining order, temporary or permanent injunction, or any other equitable remedy that may then be available to the aggrieved party.

         (1) BINDING NATURE. This Agreement will be binding upon and will inure to the benefit of any successor or successors of the parties hereto.

         (m) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Witnesses:                           THE HAVANA REPUBLIC, INC.
                                     a Colorado corporation

                                     By:
                                        ------------------------------
                                        Alex Gimelstein
                                        Vice-President

                                     --------------------------------
                                     STEPHEN SCHATZMAN